                                                                   Exhibit 10.22


                                 CARTER'S, INC.

                              AMENDED AND RESTATED
                       ANNUAL INCENTIVE COMPENSATION PLAN

SECTION 1 - PURPOSE OF THE PLAN

The purpose of the Plan is to provide a means of paying incentive compensation to those Employees (including Employees who may also be officers and directors) in managerial and other important positions who contribute materially to the success of the business of the Company by their ability, ingenuity and industry and to reward such contributions by permitting such Employees to share in the results of such success. To accomplish these objectives the Plan provides for the Committee to grant awards providing for the payment of incentive compensation upon the achievement of certain Performance Criteria, and to establish, in good faith, such Performance Criteria. After such Performance Criteria are so fixed an Incentive Compensation Reserve is to be established. Such reserve shall be credited monthly with the total amount of incentive compensation based upon the Performance Criteria established by the Committee and all payments of incentive compensation which may be made to such Employees in satisfaction of awards granted hereunder shall be made from such reserve.

SECTION 2 - DEFINITIONS

As used herein the following words and phrases shall have the following meanings:

         (a) "BOARD OF DIRECTORS" shall mean the Board of Directors of Carter's, Inc.

         (b) "CAUSE" shall mean (a) in the case of any Employee who is a party to an Employment Agreement that defines "cause", "cause" as is defined in such Employment Agreement or (b) in the case of any other Employee (i) conviction of an Employee for a felony, or the entry by an Employee of a plea of guilty or of nolo contendere to a felony; or (ii) a willful and material failure on the part of any Employee to perform his duties assigned to him by the Company, which failure is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such breach occurred and that such breach was materially injurious to the Company; or (iii) the commission of an act of fraud involving dishonesty which is materially injurious to the Company, where the Company has sustained the burden of proving by a preponderance of the evidence that such act of fraud occurred and that such act of fraud was materially injurious to the Company.

         (c) "COMMITTEE" shall mean the Compensation Committee of the Board of Directors or, if the Board of Directors has not appointed a Compensation

                  Committee, either the Executive Committee or any other committee of the Board of Directors as established by the Board of Directors. The Committee may delegate ministerial tasks to such persons as it deems appropriate.

         (d) "COMPANY" shall mean Carter's, Inc, and its respective successors.

         (e) "EMPLOYEE" shall mean any person, including any officer, who is regularly employed by the Company or a Subsidiary at any time during the year on a salaried basis. Any person who serves the Company or a Subsidiary solely as a director shall not be considered an Employee.

         (f) "EMPLOYMENT AGREEMENT" shall mean a written employment agreement between an Employee and the Company or a Subsidiary as in effect at the relevant time.

         (g) "INCENTIVE COMPENSATION RESERVE" shall mean an account established and maintained on the books of the Company to which there shall be credited for each year the amounts of incentive compensation which may be payable to Participants under the Plan, which account shall be credited monthly pursuant to the terms of the Plan.

         (h) "INDEPENDENT AUDITORS" shall mean, with respect to any year, the independent auditors who have been authorized by the Board of Directors to audit the financials of the Company for that year.

         (i) "PARTICIPANT" shall mean an Employee who has become a participant pursuant to the provisions of Section 3 of the Plan and is therefore eligible for an award hereunder.

         (j) "PLAN" shall mean this Amended and Restated Annual Incentive Compensation Plan in its entirety, including any amendments thereto as herein permitted.

         (k) "PERFORMANCE CRITERIA" shall mean specified criteria, goals, standards or formulas the satisfaction of which is a condition for the grant, vesting or payment of an award. For purposes of awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, without regard to the provisions of Treas. Regs. Section 1.162-27(f), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss.

         (l) "SUBSIDIARY" shall mean a corporation, foreign or domestic, a majority of the voting stock of which is owned or controlled, directly or indirectly by the Company.

SECTION 3 - PARTICIPANTS

3.1 The Committee in its sole discretion shall, prior to the first day of each fiscal year, designate which Employees shall become Participants for such fiscal year. In addition, in the event that (a) an Employee is hired into or promoted into a position during a fiscal year and the Committee, in its sole discretion, has designated that Employees in such position shall become Participants for such fiscal year, or (b) the Committee designates one or more Employees as eligible to become Participants during a fiscal year, such Employees shall become Participants on the date of such event. The Committee may prorate any award to a Participant described in the preceding sentence to the extent that the Committee deems necessary or desirable.

SECTION 4 - INCENTIVE COMPENSATION AWARDS

4.1 On or before the close of the first quarter of each fiscal year, the Committee shall establish such Performance Criteria (including goals, standards and formula or combinations thereof) as it deems appropriate for determining the aggregate amount of incentive compensation which may be allowed to each of the Participants in respect to the forthcoming year and shall notify each Participant of the Performance Criteria so established. If, subsequent to the establishment of Performance Criteria, the Committee becomes aware of additional facts, extraordinary circumstances or changes in accounting principles which would render application of any or all of the established Performance Criteria inappropriate to the accomplishment of the purposes of the Plan, the Committee may revise the established Performance Criteria, establish new Performance Criteria or waive the applicability of some or all of the Performance Criteria, as the Committee, in its sole discretion, sees fit.

4.2 The aggregate amount of incentive compensation to be credited to the Incentive Compensation Reserve for each year shall be the sum of total amounts attainable by Participants as awards under Plan Performance Criteria established by the Committee pursuant to Section 4.1.

SECTION 5 - ALLOCATION OF INCENTIVE COMPENSATION AWARDS TO INDIVIDUALS

5.1 As soon as practicable after the end of each fiscal year but in any event before March 1, the Committee shall in good faith determine in its sole discretion the aggregate amount to be allocated to each Participant under the Plan for the preceding year. Each such determination shall take into account the Performance Criteria established pursuant to Section 4.1 and the recommendation of the chief executive officer of the Company. In the event that part or all of the aggregate amount of incentive compensation credited to the Incentive Compensation Reserve is not allocated to individual Participants' accounts, such unallocated amounts shall be released from the Incentive Compensation Reserve and shall become part of the general funds of the Company.

SECTION 6 - PAYMENT OF INCENTIVE COMPENSATION

6.1 The total amount allocated and credited to an individual Participant's account pursuant to Section 5.1 shall be known as the Participant's "Incentive Share". A Participant's Incentive Share shall be paid to the Participant in cash as soon as practicable after the Committee's actions pursuant to Section 5.1, but in no event later than March 15 (or, if later, within 15 days following the issuance of the Company's audited financial statements) of the year following the year in respect of which such allocation is made.

6.2 If the employment of a Participant is terminated by the Company (or any of its Subsidiaries) or the Participant for any reason, the amount of the incentive compensation, if any, which may be awarded to such Participant for the year of termination will be determined by the Committee in its sole discretion and the Committee may or may not take into account the Performance Criteria established pursuant to Section 4.1.

6.3 If an individual is employed during the year and is designated as a Participant for the remainder of the year, such Participant shall be entitled to the amount of incentive compensation, if any, which the Committee in its sole discretion may determine; provided that in no event shall any Participant's Incentive Share be reduced in connection with the adding of additional Participants during any year.

SECTION 7 - INCENTIVE COMPENSATION RESERVE

7.1 The Company shall establish on its books an account known as the Incentive Compensation Reserve to which there shall be credited for each year the amounts of incentive compensation payable to Participants. The Company shall not be required to segregate any of its assets for the Incentive Compensation Reserve and the amount shall be available for the general corporate purposes of the Company. No Participant or beneficiary of any Participant may assert any right or claim under the Plan against any specific assets of the Company or its Subsidiaries or the Incentive Compensation Reserve as such.

7.2 Subject to Section 7.1, amounts credited to a Participant's account in the Incentive Compensation Reserve shall be paid to the Participant in cash as soon as practicable, but in no event later than March 15 (or, if later, within 15 days following the issuance of the Company's audited financial statement) of the year following the year in respect of which such credit is made.

7.3 A Participant shall have the right to designate one or more beneficiaries to receive any amounts payable to such Participant under the Plan in the event of such Participant's death. Such designations shall be in writing, signed by the Participant and filed with the Secretary of the Company on a form acceptable to the Company. Any such designation may be changed or revoked by the Participant at any time prior to death by written notice filed with the Secretary of the Company. If no designated beneficiary survives the Participant or if the Participant fails to designate a beneficiary, payments hereunder shall be made to the estate of the Participant. If a beneficiary survives a Participant but dies prior to receiving all amounts payable from Participant's account, payments hereunder shall be made to the estate of such beneficiary.

SECTION 8 - AMENDMENT

8.1 The Committee may from time to time amend, modify, change or terminate in whole or in part any or all of the provisions of the Plan. No such amendment, modification or change shall have the effect of reducing the amount then credited to the account of any Participant in the Incentive Compensation Reserve. If the Plan is terminated and superseded by a new incentive compensation plan having substantially similar provisions, the accounts of Participants in the Incentive Compensation Reserve, may, at the discretion of the Committee, be continued in an incentive compensation reserve under such new plan; in such event, all amounts credited under the Plan shall be distributed at such times and in such manner as if the Plan had remained in effect, provided however, that the Committee may, in its discretion, direct that such distributions be made at any earlier date. If the Plan is terminated and the Committee does not elect to continue the accounts of Participants in an incentive compensation reserve under a new incentive compensation plan, all amounts credited under the Plan shall be distributed to the Participants or their beneficiaries as soon as practicable, but in no event later than the 30th day following the date of termination of the Plan.

SECTION 9 - EFFECTIVE DATE

9.1 The Plan was originally adopted on February 10, 1989. This amendment and restatement of the Plan shall be effective with respect to the fiscal year beginning December 29, 2002, and subsequent fiscal years.

SECTION 10 - MISCELLANEOUS

10.1 No payment under the Plan shall be subject to anticipation, alienation, transfer or assignment and any attempt to anticipate, alienate, transfer or assign the same shall be void.

10.2 The Plan shall not constitute an exclusive method of providing incentive or other additional compensation to Employees, nor shall it impair or limit the right of the Company to fix and to change from time to time the basic compensation payable to any Employee.

10.3 Participation in the Plan shall not confer upon the Participant any right to continue in the employ of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment of the Participant with or without Cause.

SECTION 11 - ADMINISTRATION

11.1 The Plan shall be administered by, or under the direction of, the Committee. The Committee shall have the exclusive right to interpret and construe the provisions of the Plan and any construction or interpretation adopted-by the Committee shall be conclusive and binding on the Participants and their beneficiaries. With respect to an award to which Section 12 applies, the Committee will exercise its discretion consistent with qualifying such award as performance-based within the meaning of Section 162(m) of the Code.

11.2 Any determination of EBITDA, net income or other financial results which may serve as Performance Criteria for the determination of awards and any determinations regarding the status of the Incentive Compensation Reserve made by the officers of the Company having responsibility for financial reporting and internal auditing procedures shall be subject to review and approval by the Committee after consultation, if deemed appropriate by the Committee, with the Independent Auditors.

SECTION 12 - CODE SECTION 162(m)

         Except as hereinafter provided and notwithstanding any other provision of the Plan, this Section 12 applies to any award intended to qualify as performance-based for the purposes of Section 162(m) of the Code. In the case of any award to which this Section 12 applies, the Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. In the case of any award to which this
Section 12 applies, the term "Committee" shall mean a committee of the Board, consisting of two of more Directors, all of whom shall be "outside directors" within the meaning of Section 162(m) of the Code. With respect to such awards, the Committee will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the award as performance-based under Section 162(m) of the Code). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the award, as determined by the Committee. Prior to grant, vesting or payment of the award, as the case may be, the Committee will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the award are not attained, no other award will be provided in substitution of the award. The maximum benefit that may be paid to any person under any awards to which this Section 12 applies in any calendar year will be $3,000,000. The provisions of this Section 12 shall not apply to any award to which the provisions of Treas. Regs. Section 1.162-27(f) apply if made during the period to which such provisions apply, as determined by the Committee in its sole discretion.